Exhibit 10.45

ASSIGNMENT OF CLIN 1 RIGHTS

THIS ASSIGNMENT OF CLIN 1, made the 30th day of August, 2001, by ASTROTECH SPACE OPERATIONS, INC. (hereinafter referred to as the “ASO”) and ASTROTECH FLORIDA HOLDINGS, INC. (“Borrower”) to SOUTHTRUST BANK, an Alabama banking corporation (hereinafter called the “Bank”).

W I T N E S S E T H:

WHEREAS, ASO and Borrower are parties to that certain Agreement Between Astrotech Space Operations, Inc. and Lockheed Martin Commercial Launch Services, Inc. (“LMCLS”) for Provision of Payload Processing Facilities and Support in Conjunction with Commercial Atlas Launches, Agreement No. 48801, as amended through Amendment 6 (the “LMCLS Contract”), a copy of which is attached hereto as Exhibit “A”; and

WHEREAS, the Borrower has applied to the Bank for a loan (the “Loan”) in the amount of up to $20,000,000.00, which loan is to be evidenced by a promissory note (the “Acquisition and Construction Loan Note”) of the Borrower to be renewed and extended by a renewal promissory note of the Borrower (the “Term Loan Note”) (the Acquisition and Construction Loan Note and the Term Loan Note being referred to collectively as the “Note”) pursuant to a Credit Agreement between Bank and Borrower (the “Credit Agreement”) all of even date herewith, (the Note, the Credit Agreement and all documents contemplated thereby or related to the Loan transaction being referred to collectively as the “Loan Documents”); and

WHEREAS, ASO has guaranteed payment and performance of certain obligations of Borrower under the Loan Documents pursuant to a Guaranty Agreement of ASO of even date herewith; and

WHEREAS, as a condition for obtaining said Loan and as additional and collateral security for the payment thereof, ASO and Borrower required to execute and deliver this Assignment;

NOW, THEREFORE, in consideration of the premises, and as an inducement to the making of said Loan by the Bank to the Borrower and the Bank hereby agree as follows:

1. Capitalized terms not expressly defined herein shall have the meanings ascribed thereto in the Credit Agreement.

2. ASO and Borrower do each hereby currently and directly assign, transfer and set over to the Bank all of ASO’s and Borrower’s rights, title and interest in and to all Facility Services Fees (“CLIN1 Payments”) (the “Assigned Rights”) payable to ASO and/or Borrower under the LMCLS Contract; TO HAVE AND TO HOLD the same unto the Bank, its successors and assigns until such time as all sums due to the Bank under the Loan Documents has been paid in full. This Assignment is a current, direct assignment and NOT a collateral assignment. All CLIN 1 Payments shall be paid directly to Bank as provided in Section 9.4.1 of the LMCLS Contract subject to the billing and payment schedule provisions of Section 9.5.1 of the LMCLS

Contract. This is an assignment of rights and not an assignment of obligations. Bank does not, by acceptance of this assignment, undertake to perform any obligations of ASO or of Borrower under the LMCLS Contract.

2. ASO hereby represents and warrants to the Bank that:

(i) the LMCLS Contract is the only contract between ASO and LMCLS relating to the subject matter thereof;

(ii) there are no amendments, exhibits and/or addenda to the LMCLS Contract Contract, other than those attached to the copy of the LMCLS Contract attached hereto as Exhibit “A”:

(iii) the LMCLS Contract is in full force and effect and there has been no default by either ASO, the Borrower or LMCLS under the LMCLS Contract; and

(iv) neither ASO nor Borrower has executed any other assignments of the LMCLS Contract or any of their respective rights thereunder, or in any way transferred or encumbered or created or permitted any lien upon or charge against the LMCLS Contract or any of their respective rights thereunder.

3. ASO and Borrower each hereby covenants and agrees with Bank as follows:

(i) Without the prior written consent of the Bank in each instance, neither ASO nor Borrower will sell, transfer or assign the LMCLS Contract or any of their respective rights thereunder, nor amend, modify or waive any of the provisions thereof.

(ii) ASO and Borrower will each duly and punctually perform and observe all of its covenants and obligations under the LMCLS Contract and enforce or secure the performance and observance of all of the covenants and obligations of the other party or parties thereto.

(iii) So long as no event of default has occurred under the terms of the Loan Documents, this Assignment or any other document collateral thereto, ASO and Borrower shall have a license to exercise all of the rights of ASO and Borrower under the LMCLS Contract, except with respect to receipt of payment of CLIN 1 Payments assigned to Bank hereunder, and to receive all of the benefits accruing to ASO and Borrower under the LMCLS Contract except the right to receive CLIN 1 Payments which shall be paid directly to Bank.

(iv) Immediately upon the occurrence of any event of default under the terms of the Note, the Credit Agreement, the Mortgage, the Loan Documents, this Assignment or any other document collateral to any of the foregoing or a default by ASO or Borrower under the LMCLS Contract, the license referred to in Paragraph (iii) hereof shall cease and in such event the Bank is hereby expressly and irrevocably authorized and entitled to exercise all of Bank’s rights under the

Loan Documents including, without limitation, Bank’s right to appointment of a receiver for the properties and facilities that are the subject of the LMCLS Contract.

(v) Nothing contained herein shall operate or be construed to obligate the Bank to perform or observe any of the covenants or obligations contained in the LMCLS Contract.

(vi) ASO and Borrower each hereby agrees to defend, indemnify and hold the Bank harmless from and against any and all claims, demands, liability, loss, damage and expense, including reasonable attorneys’ fees, which the Bank may or shall incur under the LMCLS Contract or by reason of this Assignment, or by reason of any action taken by the Bank hereunder, by reason of any alleged undertaking on the Bank’s part to perform or observe any of the covenants or obligations contained in the LMCLS Contract.

(vii) No delay by the Bank in exercising any of its rights or remedies hereunder for any period of time, or at any time or times, shall be deemed to constitute a waiver or to preclude the exercise of any of such rights or remedies. The rights and remedies of Bank hereunder are cumulative and are not in lieu of but are in addition to any other rights and remedies which the Bank shall have under or by virtue of the Loan Documents, or as otherwise provided by law and may be exercised from time to time and as often as such exercise is deemed expedient.

(ix) ASO and Borrower each agrees to execute and deliver to the Bank at any time or times during which this Assignment is in effect, such further instruments as the Bank may deem necessary to make effective this Assignment and the various covenants, obligations and agreements of ASO and Borrower contained herein.

4. If at any time any representation or warranty made by ASO or Borrower herein shall be or become incorrect, or if an Event of Default (as defined in any Loan Document) shall occur, or if ASO or Borrower shall otherwise default under the Loan Documents or the LMCLS Contract, Bank may, at its option, upon written notice to the LMCLS, terminate the license granted in section 2(iii) hereof. In such event, Bank may thereupon exercise any and all rights and remedies of ASO and/or Borrower as landlord under the LMCLS Contract.

5. (a) Notwithstanding any of the provisions hereof, Bank shall have no obligation in favor of ASO, the Borrower, LMCLS, or any other person, firm or corporation, to perform any term, covenant, condition or undertaking contained in the LMCLS Contract (including, without limitation, the payment of any amounts due under the LMCLS Contract. In the event Bank exercises its options to demand performance under the LMCLS Contract, it shall not be obligated to bring current any default under the LMCLS Contract through that date by ASO or Borrower.

(b) The Bank may reassign its right, title and interest in the LMCLS Contract to any person or entities in the Bank’s discretion, upon notice to ASO, Borrower and LMCLS, but without any further requirement for ASO’s, Borrower’s or LMCLS’ consent. Any reassignment of this nature shall be valid and binding upon the ASO, Borrower and LMCLS as fully as if each had expressly approved the reassignment.

(c) ASO and Borrower each shall and does hereby agree to indemnify, defend and hold Bank harmless from, against and in respect of (i) any and all actions, causes of action, suits, claims, demands, judgments, proceedings and investigations (or any appeal thereof or relative thereto or other review thereof) of any kind or nature whatsoever, arising out of, by reason of, as a result of, or in connection with the LMCLS Contract or this Assignment; and (ii) any and all liabilities, damages, losses, costs, expenses (including counsel fees and expenses and disbursements of counsel) and amounts paid in compromise or settlement, suffered, incurred or sustained by Bank as a result of, by reason of or in connection with any of the matters covered by the immediately preceding clause (i).

6. Upon the payment in full of the Borrower’s obligations under the Loan Documents, Bank shall reassign the right to receive unpaid CLIN 1 Payments, if any, to ASO and Borrower. Upon request of ASO and Borrower, Bank shall notify LMCLS of such termination, and execute and deliver to ASO and Borrower, at ASO’s and Borrower’s expense, such instrument or instruments, if any, as ASO and Borrower may reasonably request to evidence such termination, and to re-assign to ASO and Borrower all right, title and interest in and to the unpaid CLIN 1 Payments.

7. Any notice or demand which, by provision of this Assignment is required or permitted to be given or served by one party to the other shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States mail, registered or certified mail, or (if delivered by express courier) on business day after being delivered to such courier or (if by telefacsimile) upon the date shown upon machine confirmation of receipt of transmission, in each case addressed (until another address is given in writing by ASO, Borrower or Bank, as appropriate) as follows:

To ASO and Borrower:

300 D. Street SW

Suite 814

Washington, DC 20024

Fax No. (202) 488-8241

To Bank:

SouthTrust Bank

420 North 20th Street

Birmingham, AL 35203

Attention: Florida Corporate Banking (St. Petersburg)

With a copy to;

SouthTrust Bank

150 Second Avenue North, Suite 400

St. Petersburg, FL 33701

Fax No. (727)898-5319

8. No change, amendment, modification, cancellation or discharge hereof, or of any part hereof, shall be valid unless made in writing signed by the party against whom enforcement of the change, amendment, modification, cancellation or discharge is sought.

9. The terms, covenants and conditions contained herein shall be binding upon ASO and Borrower, their respective successors and assigns and shall inure to the benefit of the Bank, its successors and assigns.

10. The rights and remedies of the Bank under this Assignment shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

11. If any section, term or provision of this Assignment is deemed to be unenforceable by a court of competent jurisdiction, then the remaining sections, terms and provisions shall remain in full force and effect.

12. This Assignment shall be construed in accordance with the laws of the State of Florida.

13. This Assignment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

THUS DONE AND SIGNED on the date aforesaid.

ASTROTECH FLORIDA HOLDINGS, INC.		ASTROTECH SPACE OPERATIONS, INC.

By:	/s/ JULIA PULZONE	By:	/s/ JULIA PULZONE
Name:	Julia Pulzone	Name:	Julia Pulzone
Its:	Chief Financial Officer	Its:	Chief Financial Officer

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